Exhibit 99.1

Oragenics Announces Entry into Definitive Agreement to Sell Consumer Probiotic Business

Tampa, FL (June 23, 2016) – Oragenics, Inc. (NYSE MKT: OGEN), a leader in the development of novel antibiotics against infectious disease and developing effective treatments for oral mucositis, today announced it has entered into a definitive agreement (the “APA”) to sell a portion of its assets related to the Company’s Consumer Probiotic Business to ProBiora Health, LLC, an entity owned by Ms. Christine L. Koski. The purchase price is $1,700,000 in cash of which $1,250,000 will be paid at closing and $450,000 is payable on or before July 31, 2016. The purchaser will also assume certain liabilities and the purchase price is not subject to adjustment. The purchaser will also be obligated to pay the Company contingent consideration annually over a 10 year period based on a percentage of sales of products using the Purchased Assets, with a maximum obligation to the Company of $2,000,000.

The transaction was approved by a special committee of the Company’s board of directors consisting solely of disinterested directors and Griffin Securities rendered a fairness opinion in connection with the transaction. Ms. Koski is a director as well as a significant shareholder of the Company through the Koski Family Limited Partnership. The sale is expected to close on or about June 24, subject to customary closing conditions.

Dr. Frederick Telling, Chairman of Oragenics, said “In December 2014 we announced that we were seeking strategic alternatives with respect to our Consumer Probiotics Business and, as a result of this process, we believe that this transaction is in the best interest of the Company and our shareholders as it will allow us to focus our efforts and resources on developing our novel antibiotics against infectious disease and on developing effective treatments for oral mucositis through our exclusive worldwide channel collaborations with Intrexon Corporation.”

Additional information on the transaction will be available in the Company’s current report on Form 8-K that will be filed today with the Securities and Exchange Commission.

About Oragenics, Inc.

We are focused on becoming the world leader in novel antibiotics against infectious disease and on developing effective treatments for oral mucositis. Oragenics, Inc. has established two exclusive worldwide channel collaborations with Intrexon Corporation, a synthetic biology company. The collaborations allow Oragenics access to Intrexon’s proprietary technologies toward the goal of accelerating the development of much needed new antibiotics that can work against resistant strains of bacteria and the development of biotherapeutics for oral mucositis and other diseases and conditions of the oral cavity, throat, and esophagus.

For more information about Oragenics, visit www.oragenics.com. Follow Oragenics on Facebook and Twitter.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect management’s current views with respect to future events and performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, the possibility that the transaction will not close or that the closing may be delayed, our current need for financing to meet our operational needs and to be able to move our product candidates forward through pre-clinical and clinical development, our inability to obtain sufficient financing to conduct our business; any inability to obtain or delays in FDA approval for future clinical studies and testing, the future success of our studies and testing and any inability to also achieve favorable results in human studies, our ability to successfully develop and commercialize products, the financial resources available to us to continue research and development, any inability to regain compliance with the NYSE MKT continued listing requirements and those other factors described in our filings with the U.S. Securities and Exchange Commission. Any responsibility to update forward-looking statements is expressly disclaimed.

Oragenics Corporate Contact

Michael Sullivan

Chief Financial Officer

Oragenics, Inc.

4902 Eisenhower Drive, Suite 125

Tampa, FL 33634

Tel: 813-286-7900 x232

msullivan@oragenics.com

Investor / Media Contacts

David Burke

The Ruth Group

Tel: 646-536-7009

dburke@theruthgroup.com